UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 26, 2025
EOS ENERGY ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Park Avenue
Edison, New Jersey 08820
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 225-8400
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Director
On March 26, 2025, the Board of Directors of Eos Energy Enterprises, Inc. (the “Company”) appointed Joseph Nigro, age 61, to the Board of Directors. Mr. Nigro will serve as a Class II director with a term of three years or until his successor is elected and qualified. With this appointment, the Board now has ten directors. Mr. Nigro is being appointed to the Audit Committee and Leadership Development & Compensation Committee.
Mr. Nigro was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no transactions between the Company and Mr. Nigro that would require disclosure under Item 404(a) of Regulation S-K.
Mr. Nigro will be compensated for his services on the Board in accordance with the Company’s Non-Employee Director Compensation Policy (“Director Compensation Policy”). Under the Director Compensation Policy, each Non-Employee director is eligible to receive (i) an annual cash retainer equal to $25,000, payable in equal quarterly installments in arrears, and (ii) an annual equity-based retainer (the “Equity Retainer”) with a value of $150,000. The Equity Retainer consists entirely of restricted stock units with the number of restricted stock units determined using the 10-day weighted average price per share of our common stock. The Equity Retainer vests, subject to continued service, on the earlier of (i) the one-year anniversary of the grant date and (ii) immediately prior to the date of the next annual stockholders meeting of the Company following the grant date (with accelerated vesting upon a change in control).
The Company has entered into an indemnification agreement with Mr. Nigro on the same basis as each of the Company’s other directors. This agreement, among other things, requires the Company to indemnify its directors for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director in any action or proceeding arising out of their services as one of the Company’s directors or any other company or enterprise to which the person provides services at the Company’s request.
The foregoing description of the indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, a copy of which is incorporated by reference as Exhibit 10.1 hereto and incorporated by reference herein.
Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit Number	Description of Document

10.1	Form of Indemnification Agreement for directors (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed by Eos Energy Enterprises, Inc. on November 20, 2020).
99.1	Press release of Eos Energy Enterprises, Inc., dated March 27, 2025
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: March 27, 2025	By:	/s/ Eric Javidi
		Name:	Eric Javidi
		Title:	Chief Financial Officer
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